FIRST AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of August 6, 2015 by and between KEY TRONIC CORPORATION, ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement between Borrower and Bank dated as of September 3, 2014, and as the same may hereafter be amended from time to time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. **Line of Credit**. Section 1.1 of the Credit Agreement is deleted and replaced in its entirety with the following:

> Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including August 31, 2019, not to exceed at any time the aggregate principal amount of Forty Five Million and 00/100 Dollars ($45,000,000.00) ("Line of Credit"), the proceeds of which shall be used by Borrower for working capital and general corporate purpose needs of Borrower and its subsidiaries. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by the Second Replacement Revolving Line of Credit Note ("Line of Credit Note"), all terms of which are incorporated herein by this reference. All advances under the Line of Credit shall bear interest at the rates provided for in the Line of Credit Note. Borrower shall pay Bank an annual fee for the Line of Credit, the amount of which shall be determined as follows (the "Annual Fee"): (a) if Borrower's Cash Flow Leverage Ratio is less than 1.00X, the Annual Fee shall be 00.15% of the amount committed; (b) if Borrower's Cash Flow Leverage Ratio is between 1.01X and 2.00X, the Annual Fee shall be 00.20% of the amount committed; and (c) if Borrower's Cash Flow Leverage Ratio is greater than 2.00X, the Annual Fee shall be 00.25% of the amount committed. The Annual Fee shall be determined, pro-rated and payable quarterly, beginning December 15, 2014. Borrower's Cash Flow Leverage Ratio shall be determined quarterly in accordance with Section 4.9(a) of this Agreement.

2. **Cash Flow Leverage Ratio**. Section 4.9(a) of the Credit Agreement is deleted and replaced in its entirety with the following:

Borrower will not allow the ratio of Funded Debt to EBITDA (plus up to $1,000,000.00 of approved cash closing costs incurred in connection with closing under the Stock Purchase Agreement), measured quarterly on a trailing four (4) quarter basis, to exceed 3.00 to 1.00, for quarters ending on or prior to June 30, 2016, or 2.50 to 1.00, for quarters ending on or after September 30, 2016. As used herein, (i) "EBITDA" is defined as net profit before tax of Borrower and CDR, plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense; and (ii) "Funded Debt" is defined as the sum of all obligations for borrowed money (including subordinated debt) plus all capital lease obligations.

3. **No Implied Modification**. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

4. **Representations and Warranties**. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

KEY TRONIC CORPORATION

By: /s/ Brett R. Larsen
Title: EVP and CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Cody Christensen
Title: Vice President